UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           August 1, 2005
                                                --------------------------------


                           Duckwall-ALCO Stores, Inc.
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             (Exact name of registrant as specified in its charter)

        Kansas                   0-20269                48-0201080
  -----------------         ----------------         -------------------
   (State or other          (Commission File           (IRS Employer
     jurisdiction                Number)             Identification No.)
  of incorporation)


401 Cottage, Abilene, KS                               67410-2832
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code     (785) 263-3350
                                                  --------------------


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    (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
     (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


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




Section 1 -     Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

      On August 1, 2005, the Company entered into an employment agreement with Bruce Dale ("Employment Agreement"), replacing the previous memorandum of understanding dated March 15, 2005 under which Mr. Dale became the Company's President and Chief Executive Officer. The Employment Agreement was signed on August 1, 2005 but is effective as of March 28, 2005. The initial term of the Employment Agreement ends on April 7, 2007 unless earlier terminated under certain circumstances. This term automatically extends for successive one year periods absent written notice to the contrary.

      During the initial term of the Employment Agreement, Mr. Dale receives a base salary of $325,000.00. During any extended term, the Company may increase or decrease Mr. Dale's base salary. Under the Employment Agreement, if the Company meets certain performance criteria, Mr. Dale will be entitled to an annual cash bonus of up to 50% of his base salary. Generally, Mr. Dale is entitled to participate in the executive-level benefit arrangements available to other executive officers. He is also entitled to four weeks of paid vacation per year. Under the Employment Agreement, the Company granted Mr. Dale the right to receive stock options (governed by the Company's 2003 Incentive Stock Option
Plan) to purchase 100,000 shares of the Company's common stock. The Company also agreed to pay Mr. Dale up to $66,000.00 as reimbursement of real estate commissions incurred by Mr. Dale in connection with the sale of his house in Bloomfield, Michigan.

      During the term of the Employment Agreement, Mr. Dale is prohibited from competing with the Company or disclosing confidential information about the Company. If terminated, Mr. Dale will be bound by the prohibition against disclosure of confidential information thereafter and against competing with the Company until the second anniversary of the termination of employment. If terminated, Mr. Dale will receive all earned obligations and benefits as of the date of Termination. If Mr. Dale is terminated due to disability, the Company will maintain existing health and dental benefits for Mr. Dale and his dependents for a period of twelve months.

      Subject to the next sentence, if Mr. Dale is terminated without cause, for good reason, or for the Company's failure to extend the term of employment, Mr. Dale will receive one additional year of base salary and all benefits coverage for the unexpired portion of any remaining term of employment. However, the Company has the right to deduct, dollar for dollar, from the amount payable to Mr. Dale, the gross aggregate amount of compensation Mr. Dale receives from other employment violating the non-compete agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.


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


Section 9 -     Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.


Exhibit No.              Description
-----------              -----------
10.1                     Employment Agreement, signed August 1, 2005,
                         effective as of March 28, 2005, between
                         Duckwall-ALCO Stores, Inc. and Bruce Dale



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  (Registrant)
                                           Duckwall-ALCO Stores, Inc.

 Date:  August 1, 2005                 By: /s/ Richard A. Mansfield
                                           --------------------------------
                                           Name:  Richard A. Mansfield
                                           Title: Vice President - Finance
                                                  Chief Financial Officer



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